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                  [PRICEWATERHOUSECOOPERS LLP LETTERHEAD]


August 26, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:


                          MetroCorp Bancshares, Inc.
                          --------------------------


We have read Item 9 of MetroCorp Bancshares, Inc.'s Form 10-K/A dated August 26, 1999 and are in agreement with the statements as they pertain to PricewaterhouseCoopers LLP therein.


Yours very truly,


/s/ PricewaterhouseCoopers LLP